EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-88581, Form S-8 No. 333-95029, Form S-8 No. 333-40204 and Form
S-3 No. 333-111890) of Overseas Shipholding Group, Inc. of our report dated February 11, 2004, except for the third paragraph of Note T, as to which the date is February 19, 2004, with respect to the consolidated financial statements of Overseas Shipholding Group, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                               ERNST & YOUNG LLP

New York, New York
February 23, 2004